UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017

ADAPTIVE MEDIAS, INC.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54074 (Commission File Number)	26-0685980 (IRS Employer Identification No.)

47 Discovery, Ste. 220

Irvine, CA 92618

(Address of principal executive offices - Zip Code)

949-525-4634

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 193 3 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K/A is being filed solely to amend the exhibits previously provided in Item 9.01 of the Current Report on Form 8-K filed on December 20, 2017.

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2017, Adaptive Medias, Inc., a Nevada Corporation (the “Company”) entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Livingston Asset Management, LLC, a Florida limited liability company (“LAM”), pursuant to which the Company agreed to issue common stock to LAM in exchange for the settlement of $696,606.85 (the “Settlement Amount”) of past-due obligations and accounts payable of the Company. LAM purchased the obligations and accounts payable from certain vendors of the Company as described below.

On December 19, 2017, the Circuit Court of Baltimore County, Maryland (the “Court”), entered an order (the “LAM Order”) approving, among other things, the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with a stipulation of settlement, pursuant to the Settlement Agreement between the Company and LAM, in the matter entitled Livingston Asset Management LLC v. Adaptive Medias, Inc. (the “LAM Action”). LAM commenced the LAM Action against the Company to recover an aggregate of $696,606.85 of past-due obligations and accounts payable of the Company (the “LAM Claim”), which LAM had acquired from certain vendors of the Company pursuant to the terms of separate claims and purchase agreements between LAM and the Company’s vendors (the “LAM Assigned Accounts”). The LAM Assigned Accounts relate to certain contractual obligations provided to the Company. The LAM Order provides for the full and final settlement of the LAM Claim and the LAM Action. The Settlement Agreement became effective and binding upon the Company and LAM upon execution of the LAM Order by the Court on December 19, 2017.

Pursuant to the terms of the Settlement Agreement approved by the LAM Order, on December 19, 2017, the Company agreed to issue LAM shares of the Company’s common stock (the “LAM Settlement Shares”), $0.00001 par value (the “Common Stock”). The Settlement Agreement provides that the LAM Settlement Shares will be issued in one or more tranches, as necessary, sufficient to satisfy the LAM Settlement Amount through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act. Pursuant to the Settlement Agreement, LAM may deliver a request to the Company for shares of Common Stock to be issued to LAM (the “LAM Share Request”).

The parties reasonably estimate that the fair market value of the LAM Settlement Shares to be received by LAM is equal to approximately $928,808.00. In connection with the Settlement Agreement, on December 20, 2017, the Company issued 74,146,000 shares of the Company’s common stock to LAM. Additional tranche requests shall be made as requested by LAM until the LAM Settlement Amount is paid in full.

The Settlement Agreement provides that in no event shall the number of shares of Common Stock issued to LAM or its designee in connection with the Settlement Agreement, when aggregated with all other shares of Common Stock then beneficially owned by LAM and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder), result in the beneficial ownership by LAM and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder) at any time of more than 9.99% of the Common Stock.

The Company has reserved a sufficient number of its Common Stock to provide for issuances upon full satisfaction of the Settlement Amount. To the extent such shares do not satisfy the Settlement Amount, the Company anticipates taking the necessary steps to ensure it increases its authorized shares to meet its obligations under the Settlement Agreement.

The description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth under Item 1.01 of this Current Report, with disclosures incorporated herein by reference.

The issuances of Common Stock pursuant to the terms of the Settlement Agreement, approved by the LAM Order, are exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuances are approved by a court after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear.

ITEM 9.01. Financial Statements and Exhibits.

NUMBER	EXHIBIT
10.1	Settlement Agreement dated December 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTIVE MEDIAS, INC.

Date: January 12, 2018	By:	/s/ John B. Strong
John B. Strong
Chairman and Chief Executive Officer